Exhibit 5.1

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600

Main Fax +1 312 701 7711

www.mayerbrown.com

July 31, 2017

Northern Trust Corporation

50 South LaSalle Street

Chicago, IL 60603

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Northern Trust Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to: (i) debt securities of the Company to be issued in one or more series (the “Debt Securities”); (ii) shares of preferred stock of the Company, without par value, to be issued in one or more series (the “Preferred Stock”); (iii) depositary shares, each representing a fractional interest in a share of a series of Preferred Stock (the “Depositary Shares”); (iv) shares of common stock of the Company, par value $1.66 2/3 per share (the “Common Stock”); (v) stock purchase contracts of the Company (the “Stock Purchase Contracts”); (vi) stock purchase units of the Company (the “Stock Purchase Units”), and (vii) warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or other securities of the Company. All such securities are collectively referred to herein as the “Securities.”

Each series of the Debt Securities will be issued under the Indenture dated as of May 8, 2017, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as the same may be amended or supplemented (the “Indenture”). The Depositary Shares will be issued pursuant to a deposit agreement to be entered into among the Company, a depositary to be named therein, and the holders from time to time of such Depositary Shares (each, a “Deposit Agreement”). The Stock Purchase Contracts will be issued pursuant to one or more purchase agreements to be entered into between the Company and certain third parties (each, a “Purchase Agreement”). The Stock Purchase Units will be issued pursuant to one or more unit agreements or other agreements to be entered into between the Company and certain third parties (each, a “Unit Agreement”). The Warrants will be issued pursuant to one or more warrant agreements to be entered into between the Company and a bank or trust company, as warrant agent (each, a “Warrant Agreement”). Certain terms of the Securities to be issued from time to time will be approved by or pursuant to resolutions of the Board of Directors of the Company or a committee thereof as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Securities (the “Corporate Proceedings”).

Mayer Brown LLP

July 31, 2017

In rendering the opinions expressed herein, we have examined and relied upon the Restated Certificate of Incorporation of the Company, the By-laws of the Company, as amended to date, resolutions of the Board of Directors of the Company, and such other documents and corporate records as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any of the Securities or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

Based upon and subject to the foregoing and to the assumptions, conditions and limitations expressed herein, we are of the opinion that:

1) Upon the completion of the Corporate Proceedings with respect to any series of Debt Securities, and the due execution and authentication thereof in accordance with the Indenture, the Debt Securities of such series, when sold in exchange for the consideration set forth in the prospectus supplement relating to such series of Debt Securities, will be duly authorized and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

2) Upon the completion of the Corporate Proceedings with respect to any series of Preferred Stock and the due execution and filing, as required by the Delaware General Corporation Law (the “DGCL”), of a Certificate of Designations setting forth the preferences, limitations and relative rights of the Preferred Stock of such series, the Preferred Stock of such series, when sold in exchange for the consideration set forth in the prospectus supplement relating to such series of Preferred Stock, will be duly authorized, validly issued, fully paid and nonassessable;

Mayer Brown LLP

July 31, 2017

3) Upon the completion of the Corporate Proceedings with respect to any Depositary Shares, the due execution and delivery of receipts evidencing such Depositary Shares in accordance with the Deposit Agreement relating thereto, and the due authorization and issuance of the Preferred Stock underlying such Depositary Shares and the deposit thereof in accordance with the Deposit Agreement, such Depositary Shares, when sold in exchange for the consideration set forth in the prospectus supplement relating to such Depositary Shares, will be duly authorized and legally issued and will entitle the holders thereof to the rights specified in such Depositary Shares and in such Deposit Agreement;

4) Upon the completion of the Corporate Proceedings with respect to any Common Stock, such Common Stock, when sold in exchange for the consideration set forth in the prospectus supplement relating to such Common Stock (which consideration shall not be less than the par value of $1.66 2/3 per share), will be duly authorized, validly issued, fully paid and nonassessable;

5) Upon the completion of the Corporate Proceedings with respect to any Stock Purchase Contracts, the due execution, delivery and countersignature of such Stock Purchase Contracts in accordance with the Purchase Agreement relating thereto, and the due authorization of any securities of the Company underlying such Stock Purchase Contracts, such Stock Purchase Contracts, when sold in exchange for the consideration set forth in the prospectus supplement relating to such Stock Purchase Contracts, will be duly authorized and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

6) Upon the completion of the Corporate Proceedings with respect to any Stock Purchase Units, the due execution, delivery and countersignature of such Stock Purchase Units in accordance with the Unit Agreement relating thereto, the due authorization, execution and delivery of the Stock Purchase Contracts relating to such Stock Purchase Units, and the due authorization of any Debt Securities or any other securities underlying such Stock Purchase Units, such Stock Purchase Units, when sold in exchange for the consideration set forth in the prospectus supplement relating to such Stock Purchase Units, will be duly authorized and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

Mayer Brown LLP

July 31, 2017

7) Upon the completion of the Corporate Proceedings with respect to any Warrants, the due execution, delivery and countersignature of such Warrants in accordance with the Warrant Agreement relating thereto, and the due authorization of any Debt Securities, Preferred Stock, Depositary Shares, Common Stock or other securities of the Company underlying such Warrants, such Warrants, when sold in exchange for the consideration set forth in the prospectus supplement relating to such Warrants, will be duly authorized and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

We are admitted to practice law in the State of Illinois and the State of New York and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the laws of the State of New York, the federal laws of the United States of America and the DGCL.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP